EXHIBIT 5.1

                   OPINION OF WILLIAMS, CALIRI, MILLER & OTLEY
                          AS TO LEGALITY OF SECURITIES


October 31, 2000


Greater Community Bancorp
55 Union Boulevard

Totowa, NJ 07512

     Re: Registration Statement on Form S-3D/A for 300,000 shares of the common stock, par value $0.50 per share, of Greater Community Bancorp, to be issued under the Greater Community Bancorp Automatic Dividend Reinvestment Plan and Stock Purchase Plan

Gentlemen:

         This opinion is given in connection with the filing of Amendment No. 1 to the Registration Statement on Form S-3D/A (the "Registration Statement") by Greater Community Bancorp, a New Jersey corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the Company's sale to the public, under the terms and conditions of the Company's Automatic Dividend Reinvestment Plan and Stock Purchase Plan (the "Plan"), as amended, of an aggregate of 300,000 shares of the Company's Common Stock, par value $0.50 per share (the "Shares").

         We have acted as counsel for the Company in connection with the filing of the Registration Statement. In so acting, we have made such investigation including the examination of originals or copies, certified to our satisfaction, of such corporate documents and instruments as we have deemed relevant and necessary for the opinion hereinafter set forth. In connection therewith we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as originals or photostatic copies. As to questions of fact material to such opinion, we have relied upon representations of officers or representatives of the Company.

         Based on the foregoing, we are of the opinion that the Shares will be, when issued, delivered and paid for in accordance with the terms and conditions of the Plan, on or after the effective date of the Registration Statement, validly issued, fully paid and non-assessable under the laws of the State of New Jersey.

         We hereby consent to use of this opinion as an Exhibit to the Registration Statement. We further consent to any and all references to us in the Prospectus which is part of the Registration Statement.

Very truly yours,

/s/ WILLIAMS, CALIRI, MILLER & OTLEY
         A PROFESSIONAL CORPORATION